UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 15, 2007
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-29129 (Commission File Number)	87-0370820 (I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2007, Robert K. Bench, our Chief Financial Officer, informed our board of directors that he is resigning as our Chief Financial Officer effective June 18, 2007. Mr. Bench will continue to serve as an advisor to us following his resignation and during the transition period of our replacement Chief Financial Officer.
     Effective upon Mr. Bench’s resignation, on June 18, 2007, our board of directors appointed Linden Barney, age 45, as our new Chief Financial Officer. Mr. Barney has been our Vice President of Finance since March 2006. Before joining Innuity, Mr. Barney was with Sento Corporation for eight years, serving as its corporate controller from 2000 to 2006. Mr. Barney is a certified public accountant with over ten years of public accounting experience.
     A press release announcing Mr. Bench’s resignation and Mr. Barney’s appointment was issued on June 18, 2007. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibits.

Exhibit No.	Description

99.1	Press release of Innuity, Inc. dated June 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: June 18, 2007	By:	/s/ John R. Wall
John R. Wall
Chief Executive Officer